Exhibit 99.2

COUGHLIN STOIA GELLER

    RUDMAN & ROBBINS LLP

SHAWN A. WILLIAMS (213113)

100 Pine Street, Suite 2600

San Francisco, CA 94111

Telephone: 415/288-4545

415/288-4534 (fax)

shawnw@csgrr.com

        - and -

TRAVIS E. DOWNS III (148274)

JEFFREY D. LIGHT (159515)

BENNY C. GOODMAN III (211302)

655 West Broadway, Suite 1900

San Diego, CA 92101

Telephone: 619/231-1058

619/231-7423 (fax)

travisd@csgrr.com

jeffl@csgrr.com

bgoodman@csgrr.com

Lead Counsel for Plaintiff

[Additional counsel appear on signature page.]

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

In re PMC-SIERRA, INC. DERIVATIVE LITIGATION	) ) )	Master File No. C-06-05330-RS STIPULATION OF SETTLEMENT
This Document Relates To: ALL ACTIONS.	) ) ) ) )

This Stipulation of Settlement dated November 5, 2009 (the “Stipulation”), is made and entered into by and among the following Settling Parties: (i) plaintiffs Dr. Ian Beiser and Lawrence Barone (“Federal Plaintiffs”) (on behalf of themselves and derivatively on behalf of PMC-Sierra, Inc.), by and through their counsel in the Actions; (ii) plaintiff Abe Meissner (“State Plaintiff); (iii) the Individual Defendants, by and through their counsel in the Actions; and (iv) nominal party PMC-Sierra, Inc. (“PMC” or the “Company”). This Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims, upon and subject to the terms and conditions hereof. Capitalized terms not otherwise defined shall have the meanings set forth in §IV.

I.	PROCEDURAL HISTORY

On August 29, 2006, a shareholder derivative complaint captioned Beiser v. Bailey, et al., No. C-06-05330, was filed in the Federal Court, alleging purported causes of action in connection with the Company’s stock option grant practices. On October 16, 2006, a similar shareholder derivative complaint captioned Barone v. Bailey, et al., No. C-06-06473, was filed in the Federal Court. The Beiser and Barone actions were consolidated by order dated December 6, 2006 (the “Federal Action”).

On January 29, 2007, plaintiffs in the Federal Action filed a consolidated shareholder derivative complaint. The Company and the Individual Defendants filed motions to dismiss the Federal Action on March 15, 2007. After a hearing held on June 20, 2007, the Company’s motion to dismiss for failure to make a litigation demand was granted and the consolidated complaint was dismissed with leave to amend on August 22, 2007. Plaintiffs filed their first amended complaint (“FAC”) on October 2, 2007. On November 6, 2007, the Company moved to dismiss the FAC for failure to make a litigation demand, and the Individual Defendants moved to dismiss for failure to state a claim and for lack of personal jurisdiction. A hearing on the motions to dismiss was held on January 30, 2008. On May 8, 2008, the Court issued an order dismissing plaintiffs’ FAC and granting plaintiffs one additional opportunity to amend. Plaintiffs filed their second amended complaint (“SAC”) on May 28, 2008. On June 25, 2008, the Company moved to dismiss the SAC based on demand futility and the Individual Defendants moved to dismiss for failure to state a claim. Those motions were scheduled to be heard on August 20, 2008.

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On July 15, 2008, however, federal plaintiff Dr. Ian Beiser, filed a complaint in the Delaware Court of Chancery to compel the production of books and records under 8 Delaware Code §220, Beiser v. PMC-Sierra, Inc., C.A. No. 3893 (the “Delaware Action”). The Federal Action was stayed on August 13, 2008, pending the resolution of the Delaware Action. The Company moved to dismiss the Delaware Action on August 7, 2008. The Company’s motion to dismiss was heard on December 11, 2008, and on February 26, 2009, the Delaware Action was dismissed with prejudice for lack of a “proper purpose.”

On September 18, 2006, a similar shareholder derivative complaint captioned Meissner v. Bailey, et al., Santa Clara Superior Court Case No. 1-06-CV-071329 (“State Action”) was filed in the State Court. On January 18, 2007, the State Action subsequently was stayed pending the resolution of the Federal Action.

On April 9, 2009, counsel for the plaintiffs in the Federal Action, as well as counsel for the Individual Defendants, PMC, and counsel for Defendants’ insurance carrier, participated in a formal mediation before Honorable Layn R. Phillips (Ret.) of the Alternative Dispute Resolution Centre at Irell & Manella, LLP, a former United States District Judge for the Western District of Oklahoma and who also sat by designation on the United States Court of Appeals for the Tenth Circuit. Substantive settlement negotiations continued after the mediation, and on April 21, 2009, the parties reached a tentative agreement to settle the Actions.

II.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Defendants have denied and continue to deny each and all of the claims and contentions alleged in the Actions. The Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of or relating in any way to the events, conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions. The Defendants also expressly have denied and continue to deny, inter alia, the allegations that the Plaintiffs, PMC or its shareholders have suffered damage, or that the Plaintiffs, PMC or its shareholders have been harmed in any way by the conduct alleged in the Actions. The Defendants have further asserted that at all times they acted in good faith and in a manner they reasonably believed to be, and that was in the best interests of, PMC and its shareholders.

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Nonetheless, the Defendants have concluded that further conduct of the Actions would be protracted and expensive, and that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. The Defendants are entering into this Stipulation because the proposed settlement would eliminate the burden and expense of further litigation. PMC also believes that the settlement set forth in this Stipulation confers substantial benefits upon PMC and its shareholders and is in the best interests of the Company.

III.	PLAINTIFFS’ CLAIMS AND THE BENEFITS OF THE SETTLEMENT

The Plaintiffs believe that the claims asserted in the Actions have merit. However, the Plaintiffs recognize and acknowledge the expense and length of continued legal proceedings necessary to prosecute the Actions through trial and the appeals process. Plaintiffs’ Counsel have taken into account the uncertain outcome and the risk of any litigation, especially in complex litigations such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel also are mindful of the problems of proof and possible defenses to the claims asserted in the Actions. Plaintiffs’ Counsel believe that the settlement set forth in this Stipulation confers substantial benefits upon PMC and its shareholders. Based upon their evaluation, Plaintiffs have determined that the settlement set forth in this Stipulation is in the best interests of the Plaintiffs, PMC and its shareholders.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Plaintiffs (for themselves and derivatively on behalf of PMC) and the Defendants, by and through their respective counsel, that, subject to all necessary court approvals, and in exchange for the Corporate Governance Measures, as set forth below, the Actions and the Released Claims shall be fully, finally and forever compromised, settled and released, and the Actions shall be dismissed with prejudice and with full preclusive effect as to all Settling Parties, upon and subject to the terms and conditions of this Stipulation, as follows.

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1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1 “Actions” means the Federal Action, the State Action, and the Delaware Action.

1.2 “Corporate Governance Measures” means the corporate governance measures and compensation practices that the Company has or will implement and/or maintain in connection with the settlement of the Actions.

1.3 “Defendants” means the Individual Defendants and nominal party PMC-Sierra, Inc.

1.4 “Delaware Action” means Federal plaintiff Dr. Ian Beiser’s action in the Delaware Court of Chancery to compel the production of books and records under 8 Delaware Code §220, captioned Beiser v. PMC-Sierra, Inc., C.A. No. 3893-VCL.

1.5 “Effective Date” means the first date by which all of the events and conditions specified in ¶6.1 hereof have occurred or have been met.

1.6 “Federal Action” means the consolidated shareholder derivative action in the Federal Court captioned In re PMC-Sierra, Inc. Derivative Litigation, Master File No. C-06-05330-RS (N.D. Cal.).

1.7 “Federal Court” means the United States District Court for the Northern District of California, San Jose Division.

1.8 “Federal Lead Counsel” means Coughlin Stoia Geller Rudman & Robbins LLP.

1.9 “Federal Plaintiffs” means Dr. Ian Beiser and Lawrence Barone.

1.10 “Final” means the first date by which a judgment that has not been reversed, vacated, or modified in any way is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process, or because of expiration without action of the time period for seeking appellate review. More specifically, it is the circumstance in which: (i) no appeal has been filed and the time period has expired for any notice of appeal to be timely filed in the Actions; or (ii) an appeal has been filed and the court of appeals has either affirmed the Judgment or dismissed that appeal, and the time period for any reconsideration or further appellate review has expired; or (iii) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeals’ decision affirming the Judgment or

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dismissing the appeal. Any proceeding or order, or any appeal or petition for review pertaining solely to any claim for attorneys’ fees and expenses in the Actions shall not in any way delay or preclude the Judgment from becoming Final within the meaning of this paragraph.

1.11 “Individual Defendants” means Gregory Aasen, Robert L. Bailey, Alexandre Balkanski, Colin Beaumont, Richard E. Belluzzo, Glenn Bindley, James Diller, Sr., Michael L. Dionne, Michael Farese, Colin Harris, Glenn C. Jones, Jonathan Judge, Richard Koeltl, Alan F. Krock, William Kurtz, Frank J. Marshall, Haresh Patel, Steffen Perna, Thomas Riordan, John W. Sullivan, Thomas Sun, Donald Valentine, and Lewis O. Wilks.

1.12 “Judgment” means the judgment to be entered by the Federal Court, substantially in the form attached hereto as Exhibit B.

1.13 “Notice” means the notice of the settlement to be provided to the Company’s shareholders, at the Company’s expense, in a form and manner agreed upon by the Settling Parties, approved by the Federal Court, and consistent with the requirements of Federal Rule of Civil Procedure 23.1, as referenced in ¶3.1 hereof.

1.14 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, parents, subsidiaries, representatives, or assigns.

1.15 “Plaintiffs” means Dr. Ian Beiser, Lawrence Barone, and Abe Meissner.

1.16 “Plaintiffs’ Counsel” means any counsel who have appeared on behalf of any plaintiff in the Actions.

1.17 “PMC” means PMC-Sierra, Inc. including, but not limited to, its predecessors, successors, controlling shareholders, partners, joint venturers, subsidiaries, affiliates and divisions and assigns.

1.18 “Related Parties” means each of a Defendant’s past, present or future directors, officers, employees, partners, members, principals, agents, insurers, attorneys, accountants, legal representatives, predecessors, successors, parents, subsidiaries, divisions, assigns, related or

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affiliated entities, marital communities, spouses, heirs, and any members of his or her immediate family, or any trust of which that person is a settler or which is for the benefit of that person and/or member(s) of that person’s family.

1.19 “Released Claims” shall collectively mean all claims for relief (including Unknown Claims as defined in ¶1.25 hereof), or rights, demands, suits, matters, issues or causes of action or liabilities whatsoever, asserted or unasserted, including, without limitation, claims for breach of duty, breach of contract, fraud, insider trading, mismanagement, misconduct, waste of corporate assets, abuse of control, unjust enrichment, or violations of law, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, that have been or could have been asserted in any of the Actions by Plaintiffs, PMC, or by any PMC shareholder derivatively on behalf of PMC, against any of the Individual Defendants or any of the Released Persons in connection with, based upon, arising out of or relating in any way to the Company’s stock option grants or equity compensation practices, or to any facts, allegations, claims, transactions, matters or occurrences, events, acts, disclosures, statements, representations, omissions or failures to act that were alleged in the Actions. Notwithstanding the foregoing, Released Claims shall not include any claims to enforce the terms of this Stipulation. In addition, nothing set forth herein shall constitute a release by Defendants of any insurer of any claim arising out of the rights, remedies, duties or obligations provided for in any insurance policy or agreement, but unless otherwise specified in this Stipulation, the Effective Date shall not be contingent upon the resolution of such claim. Nothing set forth herein shall constitute a release by or among the Company and the Individual Defendants of the rights and obligations relating to indemnification or advancement of defense costs arising from the Company’s certificate of incorporation, bylaws, Delaware law, or any indemnification agreement or similar agreement, nor of any obligation relating to any current stock option or similar agreement concerning employment or compensation.

1.20 “Released Persons” means each and all of the Defendants and their Related Parties.

1.21 “Settling Parties” means, collectively, each of the Defendants, and the Plaintiffs on behalf of themselves, PMC and its shareholders.

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1.22 “State Action” means the shareholder derivative action in the State Court captioned Meissner v. Bailey, et al., Santa Clara Superior Court Case No. 1-06-CV-071329.

1.23 “State Plaintiff means Abe Meissner.

1.24 “State Court” means the Superior Court of California, County of Santa Clara.

1.25 “Unknown Claims” means any Released Claim that Plaintiffs, PMC or any PMC shareholders do not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement. In this regard, with respect to the Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Plaintiffs and PMC shall expressly waive, and each PMC shareholder shall be deemed to have and by operation of the Judgment shall have expressly waived, the provisions, rights and benefits conferred by §1542 of the California Civil Code, and by any law of any state or territory of the United States or any other state, sovereign or jurisdiction, or any principle of common law that is similar, comparable or equivalent to §1542 of the California Civil Code, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

The Plaintiffs, PMC and PMC shareholders may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each Plaintiff and PMC shall expressly settle and release, and each PMC shareholder shall be deemed to have and by operation of the Judgment shall have fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, that now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties

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acknowledge, and each PMC shareholder shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and agreed upon with the express intention of releasing Unknown Claims, and is a key element of the settlement of which this release is a part.

2.	Corporate Governance Measures

2.1 In connection with the settlement of the Actions, PMC has agreed to implement and/or maintain the Corporate Governance Measures set forth below. These Corporate Governance Measures constitute the consideration for this Stipulation, and Defendants acknowledge that the pendency and prosecution of the Actions were a substantial cause in the Company’s decision to implement and/or maintain the Corporate Governance Measures. The Corporate Governance Measures shall be maintained for a minimum of three years from the Effective Date of the Stipulation; provided, however, that in the event that any Corporate Governance Measures listed below conflicts with any rule, law or regulation (including regulations of any stock exchange on which PMC securities are listed), PMC shall not be required to implement or maintain such measures. A determination that a Corporate Governance Measure conflicts with any rule, law or regulation shall be made by a majority of the independent members of the Board. Any such determination shall be (a) documented in Board meeting minutes, (b) shall be disclosed to Coughlin Stoia Geller Rudman & Robbins LLP, (c) documented in a notice filed with the Federal Court, and (d) disclosed as a “Featured Document” on the Investor Relations’ “home” page of the Company’s web site as soon as practicable after such determination has been made and, if feasible, prior to the effectuation of any change to the Corporate Governance Measure(s)

A.	Policies Relating to Grants of Stock Options and Other Awards

1.	Grants of Stock Options

Stock options shall be granted by the Compensation Committee only on the first Tuesday of each month.

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2.	Grants of Restricted Stock Units

Any grants of restricted stock units (“RSUs”) shall be made on a quarterly basis using the same grant date each quarter, on February 25th, May 25th, August 25th, and November 25th, unless the Compensation Committee determines in advance that another schedule is more appropriate for administrative reasons, provided that such schedule is disclosed in the Company’s proxy statement and the grant dates are not within the Company’s blackout period for directors and officers.

3.	Equity Incentive and Option Awards

If the market is closed on the pre-selected day in Paragraph 1 or 2 above, then the grant will be made on the next trading day thereafter. Further more, if the Committee has not approved the grant by the pre-selected day in Paragraph 1 or 2 above, then the grant will be made on the date the last Committee member approves the grant. Equity incentive awards to newly-hired employees shall be granted at the next possible pre-scheduled option and/or restricted stock unit grant date following the new employee’s start-date. Any option awards provided in connection with PMC’s annual performance review of all employees, including executive officers, shall typically be granted on the first Tuesday of March in connection with the regularly monthly grant schedule and grants of restricted stock units will be made on the next following pre-selected day, currently May 25th.

4.	Approval Process

Grants shall be approved only at a properly constituted meeting of the Committee or by electronic unanimous written consent of the Committee members. All required documentation, including the list of recommended equity award recipients and the recommended grant amounts, shall be sent by management and received by the Committee prior to the proposed grant date. The Committee may only make changes to the award recipients and recommended grant amounts prior to the grant date. All stock option grants shall have a per share exercise price equal to the closing price of the PMC’s Common Stock on the NASDAQ Global Market on the date of grant.

B.	Clawback Provision

If, in the future, the Company restates any prior financial statements, and a majority of the Board members find at the time of the restatement that the restatement was caused by gross-recklessness or intentional misconduct of either the CEO or CFO, respectively, then the CEO or CFO as to whom such finding is made shall repay any bonus payment to which such CEO or CFO would not have been entitled based on the restated financial results; provided, however, that in all events the Board shall exercise its business judgment as to the appropriate remedies to pursue in furtherance of the policy. If the Board decides not to recover such bonuses, that decision shall be disclosed in the Company’s annual proxy statement.

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C.	Annual Stockholder Meetings

1.	Stockholder Proposals

The agenda for each annual stockholder meeting shall include a time slot reserved for the presentation and rebuttal of each stockholder proposal properly submitted to the Company in accordance with the provisions of 17 C.F.R. §240.14a-8 (hereinafter “eligible stockholder proposal”). Each eligible shareholder proposal shall be allotted a reasonable time for questions and answers.

2.	Director Participation at Annual Stockholder Meetings

The Chairman and Committee Chairs shall participate in annual stockholder meetings in person or by telephone, subject to being excused for good cause by the Lead Independent Director.

D.	Board Composition

1.	Stockholder Input Regarding Nomination of New Directors

In the event of a vacancy on the Board, the Nominating and Corporate Governance Committee shall consider in good faith all potential director candidates identified and submitted to it by stockholders who hold 5% or more of PMC common stock. The Nominating and Corporate Governance Committee shall retain the exercise of its business judgment in determining whether to nominate a person of the Committee’s choice for election to the Board, in accordance with the Selection Process and Selection Criteria set forth in PMC’s existing Corporate Governance Guidelines.

2.	Lead Independent Director

The Board believes that the same person can hold the positions of Chairman of the Board and CEO. If the positions of Chairman and CEO are held by the same individual, it is the Board’s policy to appoint a Lead Independent Director from among the independent directors. The Board’s Lead Independent Director has the following responsibilities:

•	Authority to call meetings of the independent directors;

•	Lead meetings of the independent directors in which the Chairman does not participate;

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•	Act as a liaison between the independent directors and the Chairman;

•	Review agendas for Board meetings in consultation with the Chairman;

•	Receive communications from stockholders in accordance with Company-specified procedures for communications with the Board;

•	Be available for consultation with stockholders to the extent determined by the independent directors; and

•	At his or her own discretion, authority to obtain legal or other advisors of his or her choice who shall report directly to the Lead Independent Director.

3.	Stock Ownership

The following specifies the current stock ownership requirements for the CEO, other executive officers and the Board of the Directors of the Company:

•	CEO: 100% of the value of the CEO’s base salary in Company common stock to be attained by the fifth anniversary of the CEO’s initial grant date;

•	Executive officers (excluding the CEO): $100,000 of the Company’s common stock to be attained by the fifth anniversary of the executive officer’s first grant of restricted stock units; and

•	Directors: $50,000 of the Company’s common stock to be attained by the fifth anniversary of the director’s first grant of restricted stock units.

The Compensation Committee of the Board of Directors reserves the right to revise the stock ownership guidelines to the extent it deems necessary to meet the purpose of stock ownership while continuing to attract and retain qualified individuals to serve on the Board of Directors or as executives of the Company.

3.	Settlement Procedure

3.1 Promptly after the full execution of this Stipulation, Federal Plaintiffs shall submit the Stipulation and its Exhibits to the Federal Court and apply for an order substantially in the form of Exhibit A hereto, requesting preliminary approval of the settlement set forth in this Stipulation (the “Preliminary Approval Order”), and approval for the publication of the Notice of Proposed Settlement substantially in the form of Exhibit A-1 hereto, which shall include the general terms of the settlement set forth in the Stipulation, including the general terms of the fees and expenses to be paid to Plaintiffs’ Counsel and the date of the Settlement Hearing. Within ten (10) days of the

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issuance of the Preliminary Approval Order PMC shall cause the Stipulation to be filed with the SEC, shall publish the Notice for one day in Investor’s Business Daily and shall post the Stipulation and Notice on its website. All costs in providing the notice specified herein will be paid by PMC.

3.2 Federal Plaintiffs will request that after notice is given, the Federal Court hold a hearing (the “Settlement Hearing”) to consider and determine whether to approve the terms of the settlement as fair, reasonable and adequate, including the payment of attorneys’ fees and expenses in the amount negotiated by the parties as set forth in ¶5.1 hereof.

3.3 Pending the Effective Date, the Plaintiffs and Plaintiffs’ Counsel shall not commence or participate in any other actions or proceedings asserting any of the Released Claims, against any of the Released Persons that are encompassed by the settlement.

3.4 Within five (5) business days of the full execution of this Stipulation, the parties to the State Action shall jointly (i) notify the State Court of the Stipulation and the settlement, and (ii) request that the State Court maintain the present stay of all proceedings in the State Action pending entry of the Judgment in the Federal Action. Within five (5) business days of the entry of the Judgment in the Federal Action, plaintiffs in the State Action shall request that the State Court dismiss the State Action with prejudice. The Settling Parties shall cooperate with each other and use all reasonable best efforts to effectuate promptly such dismissal with prejudice.

4.	Mutual Releases

4.1 Upon the Effective Date, the Plaintiffs (acting on their own behalf and derivatively on behalf of PMC) and PMC shall have, and each PMC shareholder shall be deemed to have and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims, including Unknown Claims, against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of this Stipulation.

4.2 Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of the Settling Parties to enforce the terms of this Stipulation.

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5.	Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses

5.1 As a result of arm’s-length negotiations before an experienced mediator, Defendants have agreed to cause to be paid (as set forth in ¶5.2 below) Plaintiffs’ Counsel’s attorneys’ fees and expenses in an aggregate amount, for all of the Actions, of $1,600,000, subject to Federal Court approval (“Fee and Expense Award”). This agreement was reached only after the parties had substantially negotiated the Corporate Governance Measures.

5.2 The Company has agreed to pay or cause to be paid the Fee and Expense Award to Plaintiffs’ Counsel within ten (10) business days of the later of (i) the provision by Plaintiffs’ Counsel of all appropriate and necessary wiring instructions; and (ii) the date of the issuance of an order by the Federal Court finally approving the settlement. Such payment shall be made to Coughlin Stoia Geller Rudman & Robbins LLP, as receiving agent for all Plaintiffs’ Counsel. Coughlin Stoia Geller Rudman & Robbins LLP shall be responsible for the allocation of the Fee and Expense Award to Plaintiffs’ Counsel based on counsel’s contribution to the initiation, prosecution or resolution of the Actions. Each Plaintiffs’ Counsel receiving such an allocation agrees to make a refund or repayment of the principal amount and any accrued interest thereon it received if and when, as a result of any further order of the Federal Court, appeal, further proceedings on remand, or successful collateral attack, the settlement does not become Final.

5.3 PMC, the Individual Defendants, and each of their Related Parties, shall have no responsibility for, and no liability whatsoever with respect to, the division or allocation of the Fee and Expense Award with respect to any person, entity or law firm who may assert some claim thereto. The payment of the Fee and Expense Award to Coughlin Stoia Geller Rudman & Robbins LLP as provided for in ¶5.2 above shall completely discharge any obligation of PMC, the Individual Defendants and each of their Related Parties to pay attorneys’ fees or expenses under this Stipulation.

5.4 Except as otherwise provided herein, each of the Settling Parties shall bear its own costs and expenses.

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6.	Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

6.1 The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

(a) PMC’s Board of Directors has approved the settlement;

(b) the Federal Court has entered the Judgment substantially in the form of Exhibit B dismissing the Federal Action with prejudice;

(c) the payment of attorneys’ fees and expenses in accordance with ¶5.2;

(d) the Judgment in the Federal Action has become Final; and

(e) the State Action has been dismissed with prejudice.

6.2 If any of the conditions specified in ¶6.1 are not met, then this Stipulation shall be deemed canceled and terminated unless Plaintiffs’ Counsel and counsel for Defendants mutually agree in writing to proceed with this Stipulation.

6.3 If for any reason the Effective Date does not occur, or if this Stipulation is in any way canceled or terminated, or if any rulings in the Actions related to this Stipulation are successfully attacked collaterally, then: (i) the payments to Plaintiffs’ Counsel pursuant to ¶5.2, plus any accrued interest, shall be returned to the payor within five (5) business days of the event that triggered the repayment obligation; and (ii) the Settling Parties shall be restored to their respective positions as of the date immediately preceding the full execution of this Stipulation. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Actions or in any other proceedings for any purpose, and any Judgment or other order entered in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc.

7.	Miscellaneous Provisions

7.1 The Settling Parties (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of this Stipulation and to exercise their reasonable best efforts to accomplish the foregoing terms and conditions of this Stipulation.

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7.2 The Settling Parties intend this settlement to be a final and complete resolution of all disputes between them with respect to the Actions. The settlement compromises claims that are contested, and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation or defense. The Settling Parties agree that the parties and their respective counsel at all times during the course of the Actions complied with the applicable federal and California rules, including, without limitation, Federal Rule of Civil Procedure 11 and California Code of Civil Procedure §128.7. The Settling Parties further agree that the claims are being settled voluntarily after consultation with competent legal counsel and an experienced mediator.

7.3 Neither the Stipulation nor the settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Defendants or of the validity of any Released Claims; or (ii) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any civil, criminal, administrative, or other proceeding whatsoever, including before any court, administrative agency or other tribunal. The Released Persons may file this Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

7.4 The Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.5 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

7.6 This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any Settling Party concerning the Stipulation or any of its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents.

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7.7 In construing the Stipulation, no presumption shall be made against any of the Settling Parties on the basis that it was a drafter of the Stipulation.

7.8 Plaintiffs represent and warrant that they have not assigned any rights, claims, or causes of action that were asserted or could have been asserted in connection with, under or arising out of any of the claims being settled or released herein.

7.9 Plaintiffs’ Counsel are expressly authorized by the Plaintiffs, derivatively on behalf of PMC, to take all appropriate action required or permitted to be taken pursuant to this Stipulation to effectuate its terms, and also are expressly authorized by the Plaintiffs to enter into any modifications or amendments to this Stipulation which they deem appropriate on behalf of the Plaintiffs.

7.10 Each counsel or other Person executing this Stipulation or its Exhibits on behalf of any Settling Party hereby warrants that such Person has the full authority to do so.

7.11 The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

7.12 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons. Notwithstanding the foregoing, the Corporate Governance Measures shall not bind any successor entity in the event that the Company merges with or is acquired by such entity, and the Company is not the surviving entity post-merger or acquisition.

7.13 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of this Stipulation, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in this Stipulation.

7.14 The Stipulation and the Exhibits attached hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State’s choice-of-law principles.

STIPULATION OF SETTLEMENT - C-06-05330-RS

IN WITNESS WHEREOF, the Settling Parties have caused this Stipulation to be executed by their duly authorized attorneys.

COUGHLIN STOIA GELLER RUDMAN & ROBBINS LLP SHAWN A. WILLIAMS 100 Pine Street, Suite 2600 San Francisco, CA 94111 Telephone: 415/288-4545 415/288-4534 (fax)

COUGHLIN STOIA GELLER RUDMAN & ROBBINS LLP TRAVIS E. DOWNS III JEFFREY D. LIGHT BENNY C. GOODMAN III

Date: November 4, 09	/s/ Jeffrey D. Light
JEFFREY D. LIGHT

655 West Broadway, Suite 1900 San Diego, CA 92101 Telephone: 619/231-1058 619/231-7423 (fax)

Lead Counsel for Plaintiff

THE WEISER LAW FIRM, P.C. ROBERT B. WEISER 121 N. Wayne Avenue, Suite 100 Wayne, PA 19087 Telephone: 610/225-2677 610/225-2678 (fax)

Additional Counsel for Plaintiff

THE LAW OFFICES OF DAVID M. GOLDSTEIN
DAVID M. GOLDSTEIN

Date:	/s/ David M. Goldstein
DAVID M. GOLDSTEIN

10535 Foothill Blvd., Suite 300 Rancho Cucamonga, CA 91729 Telephone: 909/466-4757 909/980-5525 (fax)

Attorneys for Plaintiffs in the Federal Action

STIPULATION OF SETTLEMENT - C-06-05330-RS

ROBBINS UMEDA LLP MARC UMEDA

Date: 11/4/09	/s/ Marc Umeda
MARC UMEDA

600 B Street, Suite 1900 San Diego, CA 92101 Telephone: 619/525-3990 619/525-3991 (fax)

Attorneys for Plaintiff in the State Action

LATHAM & WATKINS LLP PATRICK E. GIBBS

Date: 11/5/09	/s/ Patrick E. Gibbs
PATRICK E. GIBBS

140 Scott Drive Menlo Park, CA 94025 Telephone: 650/328-4600 650/463-2600 (fax)

LATHAM & WATKINS LLP 505 Montgomery St., Ste. 2000 San Francisco, CA 94111 Telephone: 415/391-0600 415/395-8095 (fax)

Attorneys for Individual Defendants and
Nominal Defendant PMC-Sierra, Inc.

STIPULATION OF SETTLEMENT - C-06-05330-RS

CERTIFICATE OF SERVICE

I hereby certify that on November 18, 2009, I electronically filed the foregoing with the Clerk of the Court using the CM/ECF system which will send notification of such filing to the e-mail addresses denoted on the attached Electronic Mail Notice List, and I hereby certify that I have mailed the foregoing document or paper via the United States Postal Service to the non-CM/ECF participants indicated on the attached Manual Notice List.

I certify under penalty of perjury under the laws of the United States of America that the foregoing is true and correct. Executed on November 18, 2009.

/s/ Jeffrey D. Light
JEFFREY D. LIGHT

COUGHLIN STOIA GELLER
RUDMAN & ROBBINS LLP 655 West Broadway, Suite 1900 San Diego, CA 92101-3301 Telephone: 619/231-1058 619/231-7423 (fax)

E-mail:jeffl@csgrr.com

Mailing Information for a Case 5:06-cv-05330-RS

Electronic Mail Notice List

The following are those who are currently on the list to receive e-mail notices for this case.

•	Aelish Marie Baig

AelishB@csgrr.com,aserros@csgrr.com,khuang@csgrr.com

•	Travis E. Downs, III

travisd@csgrr.com,e_file_sd@csgrr.com

•	David Christopher Fortney

david.fortney@lw.com

•	Patrick Edward Gibbs

patrick.gibbs@lw.com,svdocket@lw.com,zoila.aurora@lw.com

•	David Martin Goldstein

dave@daveglaw.com,marlene@daveglaw.com

•	Benny Copeline Goodman, III

bennyg@csgrr.com,e_file_sd@csgrr.com

•	Maria V. Morris

mmorris@rbg-law.com

•	Shawn A. Williams

shawnw@csgrr.com,jdecena@csgrr.com,travisd@csgrr.com,khuang@csgrr.com,e_file_sf@csgrr.com,cwood@csgrr.com,

e_file_sd@csgrr.com

Manual Notice List

The following is the list of attorneys who are not on the list to receive e-mail notices for this case (who therefore require manual noticing). You may wish to use your mouse to select and copy this list into your word processing program in order to create notices or labels for these recipients.

Darren Jay Robbins

Coughlin Stoia Geller Rudman & Robbins LLP

655 West Broadway

Suite 1900

San Diego, CA 92101

Monique C. Winkler

Coughlin Stoia Geller Rudman & Robbins LLP

100 Pine Street, Suite 2600

San Francisco, CA 94111

EXHIBIT A

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

In re PMC-SIERRA, INC. DERIVATIVE	)	Master File No. C-06-05330-RS
LITIGATION	)
	)	[PROPOSED] ORDER PRELIMINARILY
	)	APPROVING DERIVATIVE SETTLEMENT
This Document Relates To:	)	AND PROVIDING FOR NOTICE
)
ALL ACTIONS.	)	EXHIBIT A
)

WHEREAS, the parties have made application, pursuant to Federal Rule of Civil Procedure 23.1, for an order (i) preliminarily approving the settlement (the “Settlement”) of the Actions, in accordance with a Stipulation of Settlement dated November 5, 2009 (the “Stipulation”), which, together with the Exhibits annexed thereto, sets forth the terms and conditions for a proposed Settlement and dismissal of the Actions with prejudice, upon the terms and conditions set forth therein; and (ii) approving for distribution of the Notice of Proposed Settlement (“Notice”); and

WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein); and

WHEREAS, the Court having considered the Stipulation and the Exhibits annexed thereto and having heard the arguments of the Settling Parties at the preliminary approval hearing:

NOW THEREFORE, IT IS HEREBY ORDERED:

1. The Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of the Actions.

2. A hearing (the “Settlement Hearing”) shall be held before this Court on             , 2009, at               .m., at the United States District Court, Northern District of California (the “Court”), Robert F. Peckham Federal Building and United States Courthouse, 280 South First Street, San Jose, California, to determine whether the settlement of the Actions on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to current PMC-Sierra, Inc. (“PMC”) shareholders and to PMC and should be approved by the Court; whether a Judgment as provided in ¶l.12 of the Stipulation should be entered herein, and to award attorneys’ fees and expenses to Plaintiffs’ Counsel.

3. The Court approves, as to form and content, the Notice annexed as Exhibit A-l hereto, and finds that the distribution of the Notice substantially in the manner and form set forth in this Order, meets the requirements of Federal Rule of Civil Procedure 23.1 and due process, and is the best notice practicable under the circumstances and shall constitute due and sufficient notice to all Persons entitled thereto.

[PROPOSED] ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT AND

PROVIDING FOR NOTICE - C-06-05330-RS

4. Not later than ten (10) calendar days following entry of this Order, PMC shall cause a copy of the Stipulation to be filed with the U.S. Securities and Exchange Commission and to be posted on the Company’s website.

5. Not later than ten (10) calendar days following entry of this Order, PMC shall cause a copy of the Notice substantially in the form annexed as Exhibit A-l hereto to be published once in the national edition of Investor’s Business Daily and posted on the Company’s website.

6. At least seven (7) calendar days prior to the Settlement Hearing, Defendants’ counsel shall serve on counsel for the Plaintiffs and file with the Court proof, by affidavit or declaration, of such filing, posting and publication.

7. All current PMC shareholders shall be bound by all orders, determinations and judgments in the Actions concerning the Settlement, whether favorable or unfavorable to current PMC shareholders.

8. Pending final determination of whether the Settlement should be approved, no current PMC shareholder, either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Defendants, any action or proceeding in any court or tribunal asserting any of the Released Claims.

9. All papers in support of the Settlement and the award of attorneys’ fees and expenses shall be filed with the Court and served at least twenty-one (21) calendar days prior to the Settlement Hearing and any reply briefs will be filed by Plaintiffs’ Counsel seven (7) calendar days prior to the Settlement Hearing.

10. Any current PMC shareholder may appear and show cause, if he, she or it has any, why the settlement of the Actions should not be approved as fair, reasonable, and adequate, or why a judgment should not be entered thereon, or why attorneys’ fees and expenses should not be awarded to Plaintiffs’ Counsel; provided, however, unless otherwise ordered by the Court, no current PMC shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the attorneys’ fees and expenses to be awarded to Plaintiffs’ Counsel unless that Person has, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Clerk of the Court at the address listed

[PROPOSED] ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT AND

PROVIDING FOR NOTICE - C-06-05330-RS

below and served on the following counsel (delivered by hand or sent by first class mail) appropriate proof of stock ownership, along with written objections, including the basis therefore, and copies of any papers and briefs in support thereof such that they are received no later than fourteen (14) calendar days prior to the Settlement Hearing:

Shawn A. Williams

COUGHLIN STOIA GELLER

    RUDMAN & ROBBINS LLP

1 00 Pine Street, Suite 2600

San Francisco, CA 94111

Lead Counsel for Plaintiffs in the Federal Action

Patrick E. Gibbs

LATHAM & WATKINS LLP

140 Scott Drive

Menlo Park, CA 94025

Counsel for Nominal Defendant PMC

and the Individual Defendants

Clerk of the Court

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

Robert F. Peckham Federal Building and United States Courthouse

280 South First Street

San Jose, CA 95113-3002

Any current PMC shareholder who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement as incorporated in the Stipulation and to the award of attorneys’ fees and expenses to Plaintiffs’ Counsel, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

11. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Defendants or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other action or proceeding,

[PROPOSED] ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT AND

PROVIDING FOR NOTICE - C-06-05330-RS

whether civil, criminal or administrative. The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

12. The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to current PMC shareholders, and retains jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to current PMC shareholders.

IT IS SO ORDERED.

DATED:
THE HONORABLE RICHARD SEEBORG UNITED STATES MAGISTRATE JUDGE

Submitted by,

COUGHLIN STOIA GELLER RUDMAN & ROBBINS LLP
SHAWN A. WILLIAMS
100 Pine Street, Suite 2600
San Francisco, CA 94111
Telephone: 415/288-4545
415/288-4534 (fax)
COUGHLIN STOIA GELLER RUDMAN & ROBBINS LLP
TRAVIS E. DOWNS III
JEFFREY D. LIGHT
BENNY C. GOODMAN III

JEFFREY D. LIGHT
655 West Broadway, Suite 1900
San Diego, CA 92101
Telephone: 619/231-1058
619/231-7423 (fax)

Lead Counsel for Plaintiff

[PROPOSED] ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT AND

PROVIDING FOR NOTICE - C-06-05330-RS

THE WEISER LAW FIRM, P.C.
ROBERT B. WEISER
121 N. Wayne Avenue, Suite 100
Wayne, PA 19087
Telephone: 610/225-2677
610/225-2678 (fax)

Additional Counsel for Plaintiff

[PROPOSED] ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT AND

PROVIDING FOR NOTICE - C-06-05330-RS

EXHIBIT A-l

COUGHLIN STOIA GELLER

    RUDMAN & ROBBINS LLP

SHAWN A. WILLIAMS (213113)

100 Pine Street, Suite 2600

San Francisco, CA 94111

Telephone: 415/288-4545

415/288-4534 (fax)

shawnw@csgrr.com

            - and -

TRAVIS E. DOWNS III (148274)

BENNY C. GOODMAN III (211302)

655 West Broadway, Suite 1900

San Diego, CA 92101

Telephone: 619/231-1058

619/231-7423 (fax)

travisd@csgrr.com

jeffl@csgrr.com

bgoodman@csgrr.com

Lead Counsel for Plaintiff

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

In re PMC-SIERRA, INC. DERIVATIVE	)	Master File No. C-06-05330-RS
LITIGATION	)
	)	NOTICE OF PROPOSED SETTLEMENT
)
This Document Relates To:	)	EXHIBIT A-l
)
ALL ACTIONS.	)
)

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF PMC-SIERRA, INC. (“PMC” OR THE “COMPANY”) AS OF NOVEMBER 5, 2009 (“CURRENT PMC SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED SHAREHOLDER DERIVATIVE ACTION, AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD PMC COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER. THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THIS ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this shareholder derivative litigation (the “Notice”). This Notice is provided by Order of the United States District Court for the Northern District of California (the “Federal Court”). It is not an expression of any opinion by the Federal Court. The purpose of this Notice is to notify you of the terms of the proposed Settlement, and your rights related thereto.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the settlement of the consolidated shareholder derivative action captioned In re PMC-Sierra, Inc. Derivative Litigation, Master File No. C-06-05330-RS (the “Federal Action”). Plaintiffs Dr. Ian Beiser and Lawrence Barone (“Plaintiffs”), defendants Gregory Aasen, Robert L. Bailey, Alexandre Balkanski, Colin Beaumont, Richard E. Belluzzo, Glenn Bindley, James Diller, Sr., Michael L. Dionne, Michael Farese, Colin Harris, Glenn C. Jones, Jonathan Judge, Richard Koeltl, Alan F. Krock, William Kurtz, Frank J. Marshall, Haresh Patel, Steffen Perna, Thomas Riordan, John W. Sullivan, Thomas Sun, Donald Valentine, and Lewis O. Wilks (“Individual Defendants”) and nominal defendant PMC (PMC and the Individual Defendants are collectively referred to as the “Defendants”) have agreed upon terms to settle the Federal Action and a parallel consolidated shareholder derivative action pending in the Superior Court of the State of California for the County of Santa Clara (the “State Action” and, together with the Federal Action, the “Actions”) and have signed a written Stipulation of Settlement (the “Stipulation”) setting forth those settlement terms.

NOTICE OF PROPOSED SETTLEMENT - C-06-05330-RS

On                         , 2009, at            .m., the Federal Court will hold a hearing (the “Final Hearing”) in the Federal Action. The purpose of the Final Hearing is to determine: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final judgment should be entered; and (iii) such other matters as may be necessary or proper under the circumstances.

II.	SUMMARY OF THIS LITIGATION

On August 29, 2006, a shareholder derivative complaint captioned Beiser v. Bailey, et al., No. C-06-05330, was filed in the Federal Court, alleging purported causes of action in connection with the Company’s stock option grant practices. On October 16, 2006, a similar shareholder derivative complaint captioned Barone v. Bailey, et al., No. C-06-06473, was filed in the Federal Court. The Beiser and Barone actions were consolidated by order dated December 6, 2006 (the “Federal Action”).

On January 29, 2007, plaintiffs in the Federal Action filed a consolidated shareholder derivative complaint. The Company and the Individual Defendants filed motions to dismiss the Federal Action on March 15, 2007. After a hearing held on June 20, 2007, the Company’s motion to dismiss for failure to make a litigation demand was granted and the consolidated complaint was dismissed with leave to amend on August 22, 2007. Plaintiffs filed their first amended complaint (“FAC”) on October 2, 2007. On November 6, 2007, the Company moved to dismiss the FAC for failure to make a litigation demand, and the Individual Defendants moved to dismiss for failure to state a claim and for lack of personal jurisdiction. A hearing on the motions to dismiss was held on January 30, 2008. On May 8, 2008, the Court issued an order dismissing plaintiffs’ FAC and granting plaintiffs one additional opportunity to amend. Plaintiffs filed their second amended complaint (“SAC”) on May 28, 2008. On June 25, 2008, the Company moved to dismiss the SAC based on demand futility and the Individual Defendants moved to dismiss for failure to state a claim. Those motions were scheduled to be heard on August 20, 2008.

NOTICE OF PROPOSED SETTLEMENT - C-06-05330-RS

On July 15, 2008, however, federal plaintiff Dr. Ian Beiser, filed a complaint in the Delaware Court of Chancery to compel the production of books and records under 8 Delaware Code §220, Beiser v. PMC-Sierra, Inc., C.A. No. 3893 (the “Delaware Action”). The Federal Action was stayed on August 13, 2008, pending the resolution of the Delaware Action. The Company moved to dismiss the Delaware Action on August 7, 2008. The Company’s motion to dismiss was heard on December 11, 2008, and on February 26, 2009, the Delaware Action was dismissed with prejudice for lack of a “proper purpose.”

On September 18, 2006, a similar shareholder derivative complaint captioned Meissner v. Bailey, et al., Santa Clara Superior Court Case No. 1-06-CV-071329 (“State Action”) was filed in the State Court. On January 18, 2007, the State Action subsequently was stayed pending the resolution of the Federal Action.

On April 9, 2009, counsel for the plaintiffs in the Federal Action, as well as counsel for the Individual Defendants, PMC, and counsel for Defendants’ insurance carrier, participated in a formal mediation before Honorable Layn R. Phillips (Ret.) of the Alternative Dispute Resolution Centre at Irell & Manella, LLP, a former United States District Judge for the Western District of Oklahoma and who also sat by designation on the United States Court of Appeals for the Tenth Circuit. Substantive settlement negotiations continued after the mediation, and on April 21, 2009, the parties reached a tentative agreement to settle the derivative litigation.

III.	TERMS OF THE PROPOSED SETTLEMENT

The principal terms, conditions and other matters that are part of the Settlement, which are subject to approval by the Federal Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is available for public inspection. To fully, finally and forever resolve the Actions, and following extensive, arm’s-length settlement negotiations, the parties have agreed as set forth in the Stipulation as follows:

1. PMC will implement and/or reaffirm certain corporate governance measures at the Company, which include internal controls and procedures specifically relating to the allegations raised in the Actions, including the administration and documentation of the Company’s stock option

NOTICE OF PROPOSED SETTLEMENT - C-06-05330-RS

plans and awards, and review of the Company’s equity compensation practices (the “Corporate Governance Measures”). PMC and the Individual Defendants acknowledge that the pendency and prosecution of the Actions were a substantial cause in the Company’s decision to implement and/or reaffirm these Corporate Governance Measures, which confer a benefit to the Company.

2. The Stipulation also provides for the entry of judgment dismissing the Federal Action against PMC and the Individual Defendants with prejudice and, as explained in more detail in the Stipulation, barring and releasing certain known or unknown claims that have been or could have been brought in any court by the Plaintiffs, by PMC, or by any of its shareholders, against PMC and the Individual Defendants relating to any of the claims or matters that were or could have been alleged or asserted in any of the pleadings or papers filed in the Federal Action or the State Action. The Stipulation further provides that the entry of judgment will bar and release any known or unknown claims that have been or could have been brought in any court by the Defendants against Plaintiffs or Plaintiffs’ Counsel related to any of the claims or matters that were or could have been alleged or asserted in any of the pleadings or papers filed in the Federal Action or the State Action or based upon or arising out of the institution, prosecution, assertion, settlement, or resolution of the Federal Action or the State Action.

IV.	PLAINTIFFS’ ATTORNEYS’ FEES AND EXPENSES

After negotiating the substance of the Corporate Governance Measures described above, the parties engaged in arm’s-length negotiations, which included a formal mediation, regarding the attorneys’ fees and expenses of Plaintiffs’ Counsel in the Actions. As a result of these negotiations, the parties have agreed that, subject to court approval, the Company will pay or cause to be paid to Plaintiffs’ Counsel’s attorneys’ fees and expenses in an aggregate amount, for all of the Actions, of $1,600,000 (the “Fee Award”). The Fee Award includes fees and expenses incurred by Plaintiffs’ Counsel in connection with the prosecution and settlement of the Federal Action and the State Action. To date, Plaintiffs’ Counsel have not received any payment for their efforts in the Actions. The Fee Award will compensate Plaintiffs’ Counsel for the results achieved in the Federal Action and the State Action, and for undertaking the prosecution of the Federal Action and the State Action on a contingent basis.

NOTICE OF PROPOSED SETTLEMENT - C-06-05330-RS

V.	REASONS FOR THE SETTLEMENT

Counsel for the parties believe the Settlement is in the best interests of PMC and current PMC shareholders.

A.	Why Did the Plaintiffs Agree to Settle?

Plaintiffs’ Counsel conducted an extensive investigation relating to the claims and the underlying events and transactions alleged in the Actions. Plaintiffs’ Counsel have analyzed the evidence adduced during their investigation, and have researched the applicable law with respect to the potential claims of Plaintiffs, PMC, and Current PMC Shareholders against the Defendants, as well as the potential defenses thereto.

Based upon the investigation and analysis described above, Plaintiffs and their counsel have concluded that the terms and conditions of the Stipulation are fair, reasonable, and adequate to Plaintiffs, PMC and Current PMC Shareholders, and in their best interests, and have agreed to settle the claims raised in the Actions pursuant to the terms and provisions of the Stipulation after considering, among other things: (i) the substantial benefits that PMC and Current PMC Shareholders have received or will receive from the Settlement; (ii) the attendant risks of continued litigation of the Actions; and (iii) the desirability of permitting the Settlement to be consummated.

In particular, Plaintiffs and their counsel considered the significant litigation risk inherent in the Actions. The law imposes significant burdens on plaintiffs for pleading and proving a shareholder derivative claim. While Plaintiffs believe their claims are meritorious, Plaintiffs acknowledge that there is a substantial risk that the Actions may not succeed in producing a recovery in light of the applicable legal standards and possible defenses. In fact, the Federal Court previously granted the Company’s motion to dismiss the consolidated complaint (with leave to amend), and there existed the possibility that the Court would dismiss with prejudice the SAC upon Defendants’ motions. Plaintiffs and their counsel believe that, under the circumstances, they have obtained the best possible relief for PMC and for Current PMC Shareholders.

B.	Why Did the Defendants Agree to Settle?

The Defendants have strenuously denied and continue to deny each and every allegation of wrongdoing or liability made against them or that could have been made against them in the Actions.

NOTICE OF PROPOSED SETTLEMENT - C-06-05330-RS

The Defendants have further asserted that, at all times, they acted in good faith, and in a manner they reasonably believed to be and that was in the best interests of PMC and Current PMC Shareholders. The Defendants assert that they have meritorious defenses to the claims in the Actions, and that judgment should be entered dismissing all claims against them with prejudice. Nonetheless, the Defendants have entered into the Stipulation solely to avoid the continuing additional expense, inconvenience, and distraction of this burdensome litigation and to avoid the risks inherent in any lawsuit, and without admitting any wrongdoing or liability whatsoever.

VI.	FINAL COURT HEARING REGARDING THE SETTLEMENT

On                         , 2009, at                   .m., the Federal Court will hold the Final Hearing at the United States District Court for the Northern District of California, Robert F. Peckham Federal Building and United States Courthouse, 280 South First Street, San Jose, California 95113. At the Final Hearing, the Federal Court will consider whether the terms of the Settlement are fair, reasonable, and adequate and thus should be finally approved and whether the Federal Action should be dismissed with prejudice pursuant to the Stipulation.

VII.	YOUR RIGHT TO ATTEND THE FINAL HEARING

Any Current PMC Shareholder may, but is not required to, appear in person at the Final Hearing. CURRENT PMC SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE FINAL HEARING OR TAKE ANY OTHER ACTION. If you want to be heard at the Final Hearing, then you must comply with the procedures for objecting, which are set forth below.

The Federal Court has the right to change the hearing date or time without further notice. Thus, if you are planning to attend the Final Hearing, you should confirm the date and time before going to the Federal Court.

VIII.	YOUR RIGHT TO OBJECT AND PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Final Hearing. IF YOU CHOOSE TO OBJECT, THEN YOU MUST COMPLY WITH THE FOLLOWING PROCEDURES.

NOTICE OF PROPOSED SETTLEMENT - C-06-05330-RS

A.	You Must Make Detailed Objections in Writing

Any objections must be submitted in writing and must contain the following information:

1. your name, legal address, and telephone number;

2. proof of being a Current PMC Shareholder as of November 5, 2009;

3. the date(s) you acquired your PMC shares;

4. a detailed statement of your specific position with respect to the matters to be heard at the Final Hearing, including a statement of each objection being made;

5. the grounds for each objection or the reasons for your desiring to appear and to be heard;

6. notice of whether you intend to appear at the Final Hearing (this is not required if you have lodged your objection with the Court); and

7. copies of any papers you intend to submit to the Federal Court, along with the names of any witness(es) you intend to call to testify at the Final Hearing and the subject(s) of their testimony.

The Court will not consider any objection that does not substantially comply with the above requirements.

B.	You Must Timely Deliver Written Objections to the Federal Court, Plaintiffs’ Counsel, and Defendants’ Counsel

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN                     , 2009. The Clerk’s address is:

Clerk of the Court

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

Robert F. Peckham Federal Building and United States Courthouse

280 South First Street

San Jose, CA 95113-3002

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN                     , 2009. Counsel’s addresses are:

NOTICE OF PROPOSED SETTLEMENT - C-06-05330-RS

Shawn A. Williams

COUGHLIN STOIA GELLER

RUDMAN & ROBBINS LLP

100 Pine Street, Suite 2600

San Francisco, CA 94111

Lead Counsel for Plaintiffs in the Federal Action

Patrick E. Gibbs

LATHAM & WATKINS LLP

140 Scott Drive

Menlo Park, CA 94025

Counsel for Nominal Defendant PMC

and the Individual Defendants

The Federal Court will not consider any objection that is not timely filed with the Federal Court or not timely delivered to Plaintiffs’ counsel and Defendants’ counsel. Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal), and will be forever barred from raising such objection or request to be heard in this or any other related action or proceeding.

IX.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Federal Action, the State Action or the Stipulation. You may inspect the Stipulation and other papers filed in the Federal Action at the United States District Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at the Robert F. Peckham Federal Building and United States Courthouse, 280 South First Street, San Jose, California 95113. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you. You may also contact a representative of Federal Lead Counsel, Rick Nelson, Coughlin Stoia Geller Rudman & Robbins LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101-3301, telephone (800) 449-4900.

NOTICE OF PROPOSED SETTLEMENT - C-06-05330-RS

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS ABOUT THIS NOTICE, THE SETTLEMENT, OR THE ACTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE. Any questions you have about matters in this Notice should be directed by telephone or in writing to Plaintiffs’ counsel, at the address set forth above.

DATED , 2009	BY ORDER OF THE COURT
UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA

NOTICE OF PROPOSED SETTLEMENT - C-06-05330-RS

EXHIBIT B

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

In re PMC-SIERRA, INC. DERIVATIVE LITIGATION	) ) )	Master File No. C-06-05330-RS [PROPOSED] FINAL JUDGMENT AND ORDER OF DISMISSAL WITH PREJUDICE EXHIBIT B
This Document Relates To: ALL ACTIONS.	) ) ) ) )

This matter came before the Court for hearing pursuant to the Order of this Court, dated                     , 2009 (“Order”), on the application of the parties for approval of the settlement (“Settlement”) set forth in the Stipulation of Settlement dated November 5,2009 (the “Stipulation”). Due and adequate notice having been given to the current PMC-Sierra, Inc. (“PMC”) shareholders as required in said Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

1. This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein).

2. This Court has jurisdiction over the subject matter of the Federal Action, including all matters necessary to effectuate the Settlement, and over all parties to the Federal Action, including the Plaintiffs, the current PMC shareholders and the Defendants.

3. The Federal Action and all claims contained therein, as well as all of the Released Claims, are dismissed with prejudice. As between Plaintiffs and Defendants, the parties are to bear their own costs, except as otherwise provided in the Stipulation regarding Plaintiffs’ Counsel’s attorneys’ fees and expenses.

4. The Court finds that the Stipulation and Settlement are fair, reasonable, and adequate as to each of the Settling Parties, and hereby finally approves the Stipulation and Settlement in all respects, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

5. Upon the Effective Date, the Plaintiffs (acting on their own behalf and derivatively on behalf of PMC) and PMC shall have, and each current PMC shareholder shall be deemed to have and by operation of this Judgment shall have, fully, finally, and forever released, relinquished and discharged (i) the Released Claims against the Released Persons; and (ii) any and all claims (including Unknown Claims) arising out of, relating to, or in connection with, the defense, settlement or resolution of the Actions, against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

[PROPOSED] FINAL JUDGMENT AND ORDER OF DISMISSAL WITH

PREJUDICE - C-06-05330-RS

6. Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

7. The Court finds that the notice given to current PMC shareholders was the best notice practicable under the circumstances. Said notice also provided the best notice practicable under the circumstances of these proceedings and of the matters set forth therein, including the proposed Settlement set forth in the Stipulation, to all Persons entitled to such notice, and said notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process.

8. The Court hereby approves the fee award in accordance with the Stipulation and finds that such fee is fair and reasonable.

9. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Defendants or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other action or proceeding, whether civil, criminal or administrative. Released Persons may file the Stipulation and/or this Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

10. During the course of the litigation, the parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11 and all other similar laws.

[PROPOSED] FINAL JUDGMENT AND ORDER OF DISMISSAL WITH

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11. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over the Federal Action and the parties to the Stipulation to enter any further orders as may be necessary to effectuate the Stipulation, the Settlement provided for therein, and the provisions of this Judgment.

12. This Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Rule 58, Federal Rules of Civil Procedure.

IT IS SO ORDERED.

DATED:
THE HONORABLE RICHARD SEEBORG UNITED STATES MAGISTRATE JUDGE

Submitted by,

COUGHLIN STOIA GELLER RUDMAN & ROBBINS LLP SHAWN A. WILLIAMS 100 Pine Street, Suite 2600 San Francisco, CA 94111 Telephone: 415/288-4545 415/288-4534 (fax)

COUGHLIN STOIA GELLER RUDMAN & ROBBINS LLP TRAVIS E. DOWNS III JEFFREY D. LIGHT BENNY C. GOODMAN III

JEFFREY D. LIGHT

655 West Broadway, Suite 1900 San Diego, CA 92101 Telephone: 619/231-1058 619/231-7423 (fax)

Lead Counsel for Plaintiff

THE WEISER LAW FIRM, P.C. ROBERT B. WEISER 121 N. Wayne Avenue, Suite 100 Wayne, PA 19087 Telephone: 610/225-2677 610/225-2678 (fax)

Additional Counsel for Plaintiff

[PROPOSED] FINAL JUDGMENT AND ORDER OF DISMISSAL WITH

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